UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

Medidata Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34387	13-4066508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

79 Fifth Avenue, 8th Floor New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 918-1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2010, Medidata Solutions, Inc. (the “Company”) and Medidata FT, Inc., a wholly owned subsidiary of the Company (collectively, the “Borrower”), entered into the Second Loan Modification Agreement (the “Second Modification”) to the Loan and Security Agreement dated as of September 10, 2008 (as amended, the “Loan Agreement”) by and among the Borrower and Silicon Valley Bank (“SVB”).

Pursuant to the terms of the Second Modification, the Borrower and SVB agreed, among other things, to:

•

reduce fees payable by the Borrower on its $10 million revolving line of credit under the Loan Agreement by (a) eliminating the 2.25% margin on prime rate borrowings and (b) decreasing the undrawn revolving credit line fee from 0.500% of the average undrawn balance to an annual rate of 0.375% of the average undrawn balance;

•

provide the Borrower with an option to borrow under the revolving line of credit under the Loan Agreement at an interest rate based on the U.S. London Interbank Offer Rate (LIBOR) rate plus a margin of 2.5%;

•	simplify the Borrower’s financial reporting procedures by eliminating monthly financial reporting obligations and amending certain reporting procedures; and

•

replace the Borrower’s prior financial covenants with a simplified adjusted quick ratio covenant of 2.00:1.00 and provide that in the event that the Borrower has less than $10.0 million of cash or cash equivalents in accounts with SVB in excess of the Borrower’s borrowings under the Loan Agreement, the Borrower would also be required to satisfy a minimum trailing-two-quarter cash-flow covenant, commencing at $3 million for the period ended June 30, 2010 and increasing each quarter by $1 million up to $6 million for the quarter ended March 31, 2011 and thereafter.

The foregoing description of the Second Modification is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Modification, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. Copies of the full text of the Loan Agreement and the First Loan Modification Agreement were filed as exhibits 10.11 and 10.12, respectively, to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-156935) filed on May 15, 2009.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Second Loan Modification Agreement entered into as of June 30, 2010 by and among Medidata Solutions, Inc., Medidata FT, Inc. and Silicon Valley Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIDATA SOLUTIONS, INC.

Date: July 1, 2010	By:	/S/ MICHAEL I. OTNER
	Name:	Michael I. Otner
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Loan Modification Agreement entered into as of June 30, 2010 by and among Medidata Solutions, Inc., Medidata FT, Inc. and Silicon Valley Bank.